UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

FOX PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52721

(Commission File Number)

N/A

(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF

(Address of principal executive offices and Zip Code)

44-207-590-9631

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 17, 2007 we entered into an agreement with EuroEnergy Growth Capital S.A. (“EuroEnergy”) whereby EuroEnergy will advance up to $8,000,000 to the Company under our drawdown requests, in exchange for units of our common stock. Pursuant to the agreement, the price of the units is equal to 80% of the volume weighted average of the closing price of common stock as quoted on Yahoo! Finance for the 10 banking days immediately proceeding the date of our drawdown request.

Each unit consists of one common share and one warrant. One warrant will entitle EuroEnergy to purchase one additional common share of our company’s stock at a price of 125% of the unit price. The warrants will be exercisable for three years from the date of issue.

On September 18, 2007 we issued 481,658 shares and 481,658 warrants to EuroEnergy pursuant to the agreement as follows:

1.

We gave EuroEnergy our drawdown notice on August 7, 2007 in the amount of $400,000. We issued 220,994 shares at $1.81 per share and 220,994 warrants. The warrants are exercisable at a price of $2.26 per warrant until September 18, 2010.

2.

We gave our drawdown notice on August 21, 2007 in the amount of $550,000. We issued 260,664 shares at $2.11 per share and 260,664 warrants. The warrants are exercisable at a price of $2.64 per warrant until September 18, 2010.

We issued all of the shares and warrants to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Share Issuance Agreement (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.2	Form of Private Placement Subscription Agreement (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.3	Form of Warrant Certificate (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven

Secretary and Director

Dated: September 18, 2007